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                              REUBEN E. PRICE & CO.
                          PUBLIC ACCOUNTACY CORPORATION
                                  Founded 1942
                                703 Market Street
                             San Francisco, CA 94103
                                 (415) 982-3556
                               fax (415) 957-1178


                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the registration of 3,200,000 shares of common stock of FiNet.com, Inc., of our report dated August 12, 1998 with respect to the consolidated financial statements and schedules of FiNet.com, Inc. and subsidiaries included in Form 10-K for the year ended December 31, 2000.


/s/ Reuben E. Price & Co.
San Francisco, California
July 9, 2001